Exhibit 10.37
AMETEK, INC.

2020 OMNIBUS INCENTIVE COMPENSATION PLAN AND
2020 FRANCE OPTION SUB-PLAN

OPTION AGREEMENT

    THIS CERTIFIES THAT the French Participant as defined in the 2020 France Option Sub-Plan is hereby granted the option (“Option”) under the 2020 Omnibus Incentive Compensation Plan of AMETEK, Inc. (the “Plan”) and the 2020 France Option Sub-Plan to purchase shares of the common stock, $.01 par value, (the “Common Stock”) of AMETEK, Inc., a Delaware corporation (the “Company”), upon and subject to the Plan, the 2020 France Option Sub-Plan and the following terms and conditions, being specified that capitalized terms not otherwise defined in this Option agreement (the “Agreement”) shall have the same meanings as defined in the Plan and the 2020 France Option Sub-Plan.

1.The Options granted pursuant to this Agreement are intended to qualify for special tax and social security treatment in France applicable to rights to shares granted for no consideration under Sections L. 225-177 to L. 225-186-1 of the French Commercial Code, as amended. However, certain event may affect the qualified status of the Options and the Company does not make any undertaking or representation to maintain the qualified status of the Options. If the Options do not retain their qualified status, the special tax and social security treatment will not apply and the French Participant will be required to pay the French Participant’s portion of social security contributions resulting from the Options as well as any income and other taxes that may be due pursuant to other rules for non-qualified Options.

2.The number of shares granted under this Option, the date of grant and exercise price are as set out on the Company’s stock administrator’s system.

3.This Option shall expire not later than ten (10) years from the date hereof (hereinafter called the “Expiration Date”).

4.This Option shall not be transferable except in case of death to the extent hereinafter set forth and may be exercised or surrendered during the French Participant’s lifetime only by the French Participant hereof.

5.Except as set forth in Paragraph 9 below, this Option shall vest in three equal installments on the first three anniversaries from the Grant Date hereof, as to one-third of the total number Options granted on each such anniversary.

6.To the extent vested and exercisable in accordance with Paragraph 5 above, this Option may be exercised from time to time in accordance with the procedures of the Company’s stock plan administrator; provided, however, that this Option may not be exercised at any time when this Option or the granting or exercise thereof violates any law or governmental order or regulation, and in no event may the Option be exercised after the Expiration Date or such earlier expiration pursuant to Paragraph 9 below.

7.Payment for the stock purchased pursuant to any exercise of this Option shall be made in full at the time of the exercise of the Option by any one or more of the following methods: (a) by check payable to the order of the Company’s stock plan administrator, (b) by wire transfer of funds to the Company’s stock plan administrator, (c) by cashless exercise, or (d) by the delivery to the Company of shares of Common Stock of the Company which shall be valued at their Fair Market Value on the date of exercise of the Option.

8.To the extent that this Option is not exercised in full prior to its Expiration Date or earlier expiration pursuant to Paragraph 9 below, it shall terminate and become void and of no effect. The French Participant is solely responsible for any election to exercise the Option, and the Company has no obligation to provide notice to the French Participant of any matter, including, but not limited to, the date the Option expires. Neither the Company nor any Subsidiary has any liability in the event of the French Participant’s failure to timely exercise any vested Option prior to its expiration.

9.If the French Participant shall voluntarily or involuntary leave the employ or service of the Company or the French Affiliate, this option shall terminate forthwith, except the Option shall have until the end of the three (3)-month period following the cessation of the French Participant’s employment with or service to the

Exhibit 10.37
Company and its French Affiliate, and no longer, to exercise any vested but unexercised option the French Participant could have exercised on the day on which the French Participant left the employ or service of the Company and its French Affiliate. Notwithstanding the foregoing, any remaining vested and unexercised option shall be exercisable:
(a) after the completion of at least ten (10) full years of employment or service with the French Affiliate and the attainment of age fifty-five (55), provided that such exercise is accomplished prior to the Expiration Date; or
(b) in the case of death within six (6) months after the French Participant’s death, and this even after the Expiration Date; or
(c) if the French Participant’s termination of employment or service occurs in connection with a Change in Control provided that such exercise is accomplished (i) prior to the Expiration Date and (ii) within one (1) year after the Change in Control; or
(d) if the French Participant is disabled (as defined by Article L. 341-4 of the French Code de la Sécurité Sociale)) at the date of the French Participant’s termination of employment or service, provided that such exercise is accomplished prior to the Expiration Date.

If the Company receives a legal opinion that there has been a legal judgment and/or legal development that in France or any applicable jurisdiction that likely would result in the favorable treatment that applies to Options under the Plan being deemed unlawful or discriminatory, the Company, in its sole discretion, shall have the power and authority to revise or strike certain provisions of the Agreement, including this Paragraph 9, to the minimum extent necessary to make it valid and enforceable to the full extent permitted under the law.

10.The French Participant acknowledges and agrees that regardless of any action taken by the Company, or if different, the subsidiary or Affiliate for which the French Participant provides services (the “Employer”) with respect to any or all income tax (including U.S. federal, state and local tax and/or non-U.S. tax) , social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the French Participant’s participation in the Plan and legally applicable under applicable legislation to the French Participant (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the French Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. The French Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Options, including but not limited to, the grant, vesting or settlement of the awards, or the subsequent sale of shares acquired under the Plan; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the award to reduce or eliminate the French Participant’s liability for Tax-Related Items or achieve a particular tax result. Further, if the French Participant is subject to Tax-Related Items in more than one jurisdiction, the French Participant acknowledges and agrees that the Company or Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
Prior to any relevant taxable or tax withholding event, as applicable, the French Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the French Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations about Tax-Related Items by one or a combination of the following:
(a)withholding from the French Participant’s wages or other cash compensation paid to the French Participant by the Company, the Employer or any other subsidiary;
(b)withholding from the proceeds of the sale of share of Common Stock acquired at exercise either through a voluntary sale or through a mandatory sale arranged by the Company (on the French Participant’s behalf pursuant to this authorization) without further consent;
(c)withholding shares of Common Stock to be issued upon exercise of the Option, provided the Company only withholds the amount of shares of Common Stock necessary to satisfy no more than the maximum statutory withholding amounts; or
(d)any other method approved by the Committee and permitted by applicable laws.
Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case the French Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the Common Stock equivalent) or, if not refunded, the French Participant may seek a

Exhibit 10.37
refund from the local tax authorities. If the obligation for Tax-Related Items is satisfied by withholding shares of Common Stock, for tax purposes, the French Participant is deemed to have been issued the full number of shares of Common Stock, notwithstanding that Common Stock is held back solely for purposes of paying the Tax-Related Items.
Finally, the French Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the French Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Common Stock or the proceeds from the sale of shares of Common Stock, if the French Participant fails to comply with his or her obligations in connection with the Tax-Related Items.
11.In accepting the Option, the French Participant acknowledges, understands and agrees that: (i) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan and 2020 French Sub-Plan; (ii) the grant of the Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants or benefits in lieu of Options, even if such awards have been granted in the past; (iii) all decisions with respect to future awards, if any, will be at the sole discretion of the Company; (iv) the grant of the Option and the French Participant’s participation in the Plan shall not be construed as creating any contract of employment between the Company and the French Participant and does not entitle the French Participant to any benefit other than that granted under this Agreement; (v) the French Participant is voluntarily participating in the Plan; (vi) the Option and the shares of Common Stock subject to the Option, and the income from and value of same, are not intended to replace any pension rights or compensation; (vii) the Option and the shares of Common Stock subject to the Option, and the income from and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (viii) the future value of the shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty; (ix) if the underlying shares of Common Stock do not increase in value, the Option will have no value; (x) if the French Participant exercises the Option and acquires shares of Common Stock, the value of such shares of Common Stock may increase or decrease, even below the exercise price; (xi) no claim or entitlement to compensation or damages shall arise from forfeiture of the Options resulting from a termination from employment or service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment or other laws in the jurisdiction where the French Participant is employed or otherwise rendering services or the terms of the French Participant’s employment or service agreement, if any); (xii) unless otherwise agreed with the Company, the Option and shares of Common Stock subject to the Option, and the income from and value of same, are not granted as consideration for, or in connection with the service the French Participant may provide as a director of any subsidiary or Affiliate; and (xiii) neither the Company, the Employer or any Parent Corporation or subsidiary shall be liable for any foreign exchange rate fluctuation between the French Participant’s local currency and the U.S. Dollar that may affect the value of the Options or any amounts due to the French Participant pursuant to the exercise of the Option or subsequent sale of shares of Common Stock acquired upon exercise.

12.The grant of this Option shall not confer upon the French Participant the right to be retained by or in the employ or service of the Company or its subsidiaries and shall not interfere in any way with the right of the the French Affiliate to terminate the French Participant’s employment or service at any time.

13.The French Participant hereby explicitly, voluntarily and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the French Participant’s personal data as described in this Agreement and any other Plan materials by and among, as applicable, the Employer, the Company and any other subsidiary for the exclusive purposes of implementing, administering and managing the French Participant’s participation in the Plan.
The French Participant understands that the Company and the Employer may hold certain personal information about the French Participant, including, but not limited to, the French Participant’s name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all Options or any other entitlement to Common Stock awarded, canceled, exercised, vested, unvested or outstanding in the French Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the French Participant’s participation in the Plan.

Exhibit 10.37
The French Participant understands that Data may be transferred to Schwab Stock Plan Services, which may assist the Company (presently or in the future) with the implementation, administration and management of the Plan. The French Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the French Participant’s country. The French Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The French Participant authorizes the Company, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the French Participant’s participation in the Plan. The French Participant understands that Data will be held only as long as is necessary to implement, administer and manage the French Participant’s participation in the Plan. The French Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the French Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the French Participant does not consent, or if the French Participant later seeks to revoke his or her consent, his or her employment or service relationship will not be affected; the only consequence of refusing or withdrawing the French Participant’s consent is that the Company would not be able to grant the Options or other equity awards to the French Participant or administer or maintain such awards. Therefore, the French Participant understands that refusing or withdrawing his or her consent may affect the French Participant’s ability to participate in the Plan. For more information on the consequences of the French Participant’s refusal to consent or withdrawal of consent, the French Participant understands that he or she may contact his or her local human resources representative.
The French Participant understands that the Company may rely on a different legal basis for the processing and/or transfer of his/her personal information in the future and/or request the French Participant to provide a separate data privacy consent. If applicable and upon request of the Company, the French Participant agrees to provide an executed acknowledgment or data privacy consent form to the Company or Employer (or any other acknowledgements, agreements or consents) that the Company and/or the Employer may deem necessary to obtain under relevant data privacy laws, now or in the future. The French Participant understands that he/she will not be able to participate in the Plan and the 2020 France Option Sub-Plan if he/she fails to execute any such acknowledgement, agreement or consent requested by the Company and/or the Employer.

14.If the French Participant has received the Agreement or any other document related to the Option and/or the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

15.The Company reserves the right to impose other requirements on the French Participant’s participation in the Plan, on the Options, and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the French Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16.This Option is granted subject and pursuant to the provisions of the Plan, of the 2020 France Option Sub-Plan the terms of which are incorporated herein by reference. The grant and exercise of this Option are subject to interpretations and determinations by the Committee in accordance with the terms of the Plan. The French Participant acknowledges by virtue of the acceptance, the provisions of the current prospectus which is available and accessible through the stock administrator’s system, of the Company relating to the shares covered under the Plan. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of this Option, of the 2020 France Option Sub-Plan and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of the Plan and/or of the 2020 France Option Sub-Plan, as it may deem advisable.

17.The French Participant recognizes and acknowledges that, by reason of the French Participant’s employment by and service to the Company or an Affiliate, the French Participant has had and will continue to have access to confidential information of the Company and its Affiliates, including, without limitation, information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships between the Company and its Affiliates and other distributors, customers, clients, suppliers and others who have business dealings with the Company and its Affiliates (“Confidential Information”). The French Participant acknowledges that such Confidential Information is a valuable and unique asset and

Exhibit 10.37
covenants that holder will not, either during or after the French Participant’s employment by the Company, use or disclose any such Confidential Information except to authorized representatives of the Company or as required in the performance of the French Participant’s duties and responsibilities. The French Participant shall not be required to keep confidential any Confidential Information which (i) is or becomes publicly available through no fault of the French Participant, (ii) is already in the French Participant’s possession (unless obtained from the Company or an Affiliate or one of its customers) or (iii) is required to be disclosed by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the French Participant shall provide the Company written notice of any such order prior to such disclosure to the extent practicable under the circumstances and permitted by applicable law. Further, the French Participant shall be free to use and employ the French Participant’s general skills, know-how and expertise, and to use, disclose and employ any contact information, generalized ideas, concepts, know-how, methods, techniques or skills, including, without limitation, those gained or learned during the course of the performance of the French Participant’s duties and responsibilities hereunder, so long as the French Participant applies such information without disclosure or use of any Confidential Information. Upon the French Participant’s termination of employment or service, the French Participant will return (or destroy, if requested by Company) all Confidential Information to the Company to the fullest extent possible.

18.During the French Participant’s employment and at any time thereafter, the French Participant agrees not to at any time make statements or representations, orally or in writing, that disparage the commercial reputation, goodwill or interests of the Company (or an Affiliate), or any current or former employee, officer, or director of the Company (or an Affiliate). Nothing in this Agreement shall limit or otherwise prevent (i) any person from providing truthful testimony or information in any proceeding or in response to any request from any governmental agency or any judicial, arbitral or self-regulatory forum or as otherwise required by law; (ii) either party from enforcing the other terms of this Agreement; (iii) the Company (or an Affiliate) from reviewing the holder’s performance, conducting investigations and otherwise acting in compliance with applicable law, including making statements or reports in connection therewith, or making any public filings or reports that may be required by law; (iv) the French Participant from the performance of the French Participant’s duties while employed by the Company (or an Affiliate); or (v) the French Participant from making a report to any governmental agency or entity, including but not limited to, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, the Congress and any agency Inspector General, if the French Participant has a reasonable belief that there has been a potential violation of federal or state law or regulation or from making other disclosures that are protected under the whistleblower provisions of any applicable federal or state law or regulation. No prior authorization to make any such reports or disclosures is required and the French Participant is not required to notify the Company that holder has made such reports or disclosures. The French Participant, however, may not waive the Company’s (or an Affiliate’s) attorney-client privilege.

19.The French Participant acknowledges that a waiver by the Company of any provision of the Agreement shall not operate or be construed as a waiver of any other provision of the Agreement, or of any subsequent breach by the French Participant or any other participant in the Plan.

20.The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The French Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line electronic system established and maintained by the Company or a third party designated by the Company.

21.The provisions of this Agreement are severable and if any one or more of the provisions are determined to be illegal or otherwise enforceable, in whole or in part, then such provisions will be enforced to the maximum extent possible and other provisions will remain fully effective and enforceable.

22.Notwithstanding any other provision of the Plan or the Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the Common Stock, the Company shall not be required to deliver any shares of Common Stock upon settlement of the awards prior to the completion of any registration or qualification of the Common Stock under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The French Participant understands that the Company is under

Exhibit 10.37
no obligations to register or qualify the Common Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Common Stock. Further, the French Participant agrees that the Company shall have unilateral authority to amend the Agreement without his or her consent, to the extent necessary to comply with securities or other laws applicable to the issuance of Common Stock.

23.The validity, construction, interpretation and effect of the terms and conditions of this Option shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflicts of laws provisions thereof. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit and consent to the sole and exclusive jurisdiction of the State of Pennsylvania, United States of America and agree that such litigation will be conducted in Chester County, or the federal courts for the United States for the District of Pennsylvania and no other courts.

24.The French Participant acknowledges that French residents are required to report all foreign accounts (whether open, current or closed) to the French tax authorities on their annual tax returns. Failure to complete this reporting triggers penalties.

25.The French Participant acknowledges that he/she may be subject to insider trading restrictions and/or market abuse laws, which may affect his or her ability to accept, acquire, sell or attempt to sell or otherwise dispose of Common Stock, rights to Common Stock or rights linked to the value of Common Stock, during such times as the French Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the French Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the French Participant places before possessing inside information. Furthermore, the French Participant may be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or causing them to otherwise buy or sell securities (third parties include fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The French Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions as well as any applicable Company insider trading policy, and the French Participant is advised to speak to his/her personal advisor on this matter.

26.The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the French Participant’s participation in the Plan, or his or her acquisition of Common Stock. The French Participant should consult with his or her own tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

27.The French Participant hereby acknowledges receipt of the Option, with the number of shares and on the Grant Date as recorded in AMETEK’s stock administrator’s system, and that the Option has been issued under the terms and conditions of the Plan and of the 2020 France Option Sub-Plan. The French Participant further agrees to conform to all the terms and conditions of the Option, of the 2020 France Option Sub-Plan and the Plan, and that all decisions and determinations of the Committee shall be final and binding.

28.By accepting the grant of the Options, the French Participant confirms having read and understood the documents related to the grant (the Agreement, the Plan, and the 2011 France Option Sub-Plan) which were provided in the English language. The French Participant accepts the terms of those documents accordingly.

29.In exchange for the valuable considerations included in this Award, at all times during the Recipient’s employment with the Company, and for a period of 24 months following the Recipient’s termination of employment with the Company for any reason, whether voluntary or involuntary, with or without cause, the Recipient shall not, on his or her own behalf or on behalf of any other person, firm, partnership, organization, agency, corporation or other entity, either directly or indirectly, to the fullest extent permitted by applicable law:
(a)solicit, recruit, hire, or engage in any manner, or facilitate the solicitation, recruitment, hire or engagement of any employee, consultant, or independent contractor of the Company or any of its Affiliates.
(b)induce, encourage or assist any director, officer, employee, agent, consultant, sales agent, sales agent representative, customer, or supplier of the Company or any of its Affiliates to

Exhibit 10.37
terminate or alter his/her/its relationship with the Company or any of its Affiliates, or to join another business organization.
(c)solicit, accept or conduct, other than for the benefit of the Company, any business with any customer or prospective customer of the Company with whom or which the Recipient had contact or about which the Recipient learned Confidential Information during his or her employment with the Company that is competitive with the business of the Company in which the Recipient worked during his or her employment with the Company.

30.If a court determines that the non-solicitation provision, or any part thereof, is unenforceable because of the duration or scope of such provision, then the duration or scope of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.  In the case that any one or more of the provisions contained in this Award shall, for any reason, be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the other provisions of this Award and this Award shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

En acceptant l'attribution des options (stock-options), le bénéficiaire (« the French Participant ») confirme avoir lu et compris l’ensemble des documents relatifs à l'attribution (le Contrat « the Option Agreement », le Plan « the 2020 Omnibus Incentive Compensation Plan » et le Sous-Plan pour la France « the 2020 France Option Sub-Plan ») qui ont été fournis en langue anglaise. Le bénéficiaire accepte sans réserve l’ensemble des dispositions comprises dans ces documents et ce, en connaissance de cause.